                                                                Exhibit 99.1(b)


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


     The following Unaudited Pro Forma Condensed Combined Financial
Statements have been prepared to reflect the Mergers, the Refinancing (assuming that (i) 100% of the FNH Notes are acquired in connection with the Refinancing, and (ii) all outstanding shares of Cal Fed Preferred Stock are acquired in connection with the Refinancing or are subsequently redeemed by Cal Fed), the RedFed Merger and the CENFED Merger. The Mergers, the RedFed Merger and the CENFED Merger will each be accounted for as a purchase. The recorded assets, liabilities and other items of RedFed will be recorded in Golden State's consolidated financial statements at their estimated fair value at the closing date of the RedFed Merger. Golden State's assets, liabilities and other items will be adjusted to their estimated fair value at the closing date of the Mergers and combined with the historical book values of the assets and liabilities of Parent Holdings. Applicable income tax effects of such adjustments are included as a component of the combined entity's deferred tax asset or liability. The difference between the estimated fair value of the assets, liabilities and other items, adjusted as discussed above, and the purchase price, is recorded as goodwill.


     The Unaudited Pro Forma Condensed Combined Financial Statements reflect preliminary purchase accounting adjustments in compliance with generally accepted accounting principles. Estimates relating to the fair value of certain assets, liabilities, and other events requiring recognition have been made as more fully described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. Actual adjustments will be made on the basis of actual assets, liabilities and other items as of the respective closing dates of the Mergers and the RedFed Merger on the basis of appraisals and evaluations and, therefore, actual fair value amounts are expected to differ from those reflected in the Unaudited Pro Forma Condensed Combined Financial Statements.


     The Unaudited Pro Forma Condensed Combined Statement of Financial Condition assumes that each of the proposed mergers and the Refinancing were consummated on June 30, 1998. However, for purposes of computing the purchase price, the daily volume weighted average price of Golden State common stock and the Litigation Tracking Warrants (trademark) for the three days ended September 10, 1998 was used, as such prices are considered to provide more relevant information to investors. See Note B. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 1998 and for the year ended December 31, 1997 assume that each of the proposed mergers and the Refinancing were consummated on January 1, 1997. For purposes of pro forma presentation, Golden State's consolidated statements of operations have been recast to conform to the calendar year end used by Parent Holdings.


     The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the consolidated historical financial statements and the related notes thereto of Golden State and Parent Holdings, which are included or incorporated by reference herein.


     The Unaudited Pro Forma Condensed Combined Financial Statements presented are not necessarily indicative of the combined financial condition or results of the future operations of the combined entity or the actual results that would have been achieved had the proposed mergers been consummated prior to the periods indicated.


     All terms used but not defined elsewhere herein have meanings ascribed to them in Golden State's Proxy Statement dated July 15, 1998 for its special meeting of stockholders on August 17, 1998.

                              GOLDEN STATE BANCORP
                    UNAUDITED PRO FORMA CONDENSED COMBINED
                       STATEMENT OF FINANCIAL CONDITION

                              AS OF JUNE 30, 1998
                                (IN THOUSANDS)



                                PARENT                                                  PRO FORMA     REFINANCING
                               HOLDINGS     GOLDEN STATE                 ADJUSTMENTS      BEFORE      ADJUSTMENTS      PRO FORMA
                             (HISTORICAL)   (HISTORICAL)    REDFED(1)      (NOTE D)    REFINANCING      (NOTE I)       COMBINED
                           -------------- -------------- ------------- ------------- ------------- --------------- --------------
ASSETS
Cash and amounts due
 from banks ...............  $   345,921    $   311,278    $   54,553    $        --   $   711,752   ($     45,002)  $   666,750
Federal funds sold and
 assets purchased
 under resale
 agreements ...............           --        172,000            --             --       172,000              --       172,000
Other investments .........      879,071        128,349         9,407             --     1,016,827              --     1,016,827
Loans receivable, net .....   20,351,922     13,774,580       910,718          6,807    35,044,027              --    35,044,027
Mortgage-backed
 securities, net ..........    9,180,282      2,375,363        10,242          6,962    11,572,849              --    11,572,849
Real estate held for
 sale or investment .......           --          6,327         1,372             --         7,699              --         7,699
Real estate acquired in
 settlement of loans ......       64,892         37,393         6,716             --       109,001              --       109,001
Investment in capital
 stock of FHLB, at
 cost .....................      540,127        300,339         9,734             --       850,200              --       850,200
Mortgage servicing
 assets ...................      669,056        243,314            --         54,243       966,613              --       966,613
Goodwill and other
 intangible assets ........      656,177        180,463        48,767         61,875       947,282              --       947,282
Other assets ..............    1,362,577        587,331        24,934        184,446     2,159,288         (42,915)    2,154,956
                                                                                                            28,625
                                                                                                             9,958
                             -----------    -----------    ----------    -----------   -----------    ------------   ------------
                             $34,050,025    $18,116,737    $1,076,443    $   314,333   $53,557,538   ($     49,334)  $53,508,204
                             ===========    ===========    ==========    ===========   ===========    ============   ===========
LIABILITIES, MINORITY INTEREST
 AND STOCKHOLDERS' EQUITY
Deposits ..................  $16,044,288    $10,698,265    $  859,589    $     2,588   $27,604,730    $         --   $27,604,730
Securities sold under
 agreements to
 repurchase ...............    2,861,604        175,551            --             --     3,037,155              --     3,037,155
Borrowings from the
 FHLB .....................   10,993,707      5,613,458        70,079          1,194    16,678,438              --    16,678,438
Other borrowings ..........    1,745,884         63,936         8,693            993     1,819,506      (1,366,465)    2,446,960
                                                                                                         2,000,000
                                                                                                            (6,081)
Other liabilities .........      729,599        326,850         1,262        770,560     1,828,271         (19,579)    1,821,920
                                                                                                            13,228
Minority interest .........    1,213,967             --            --       (227,671)      986,296        (486,458)      499,838
Stockholders' equity.......      460,976      1,238,677       136,820       (233,331)    1,603,142        (183,979)    1,419,163
                             -----------    -----------    ----------    -----------   -----------    ------------   -----------
                             $34,050,025    $18,116,737    $1,076,443    $   314,333   $53,557,538   ($     49,334)  $53,508,204
                             ===========    ===========    ==========    ===========   ===========    ============   ===========

----------
(1) Represents the RedFed Merger, accounted for as a purchase, together with related pro forma purchase accounting adjustments and the repurchase by Golden State of shares of Golden State Common Stock in the open market in an amount equal to the number of shares to be issued in the RedFed Merger.


See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                             GOLDEN STATE BANCORP
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           PARENT
                                          HOLDINGS     GOLDEN STATE       CENFED
                                        (HISTORICAL)   (HISTORICAL)   AND REDFED(1)
                                       -------------- -------------- ---------------
Interest income ......................$1,091,523     $581,626            $85,711
Interest expense .....................   781,402      354,291             49,855
                                       ----------     --------           -------
 Net interest income .................   310,121      227,335             35,856
Provision for loan losses ............    20,000       (3,721)               804
                                       ----------     --------           -------
 Net interest income after
  provision for loan losses ..........   290,121      231,056             35,052
Other income:
 Fee income ..........................    71,363       48,357              5,358
 Gain on sale of loans, net ..........    36,124          796                 --
 Gain on sale of
  mortgage-backed securities,
  net ................................        --        4,430                725
 Other income, net ...................    62,685          212                108
                                       ----------     --------           -------
  Total other income .................   170,172       53,795              6,191
Other expenses:
 Compensation and employee
  benefits ...........................   127,620       70,449             19,568
 Occupancy expense, net ..............    41,406       16,887              2,606
 Regulatory insurance ................     5,054        4,015                586
 Advertising and promotion ...........     9,914       10,434                385
 Furniture, fixtures and
  equipment ..........................        --        8,109                 --
 Other general and
  administrative expenses ............   100,632       40,269              7,626
                                       ----------     --------           -------
  Total general and
   administrative expenses ...........   284,626      150,163             30,771
 Restructuring charges ...............        --        4,452              4,244
 Legal expense--goodwill
  lawsuit ............................        --        9,068                 --
 Operations of real estate held
  for sale or investment .............        --           46                 --
 Operations of real estate
  acquired in settlement of
  loans ..............................    (5,138)      (4,329)             2,396
 Amortization of goodwill and
  other intangible assets ............    23,229        5,052              4,880
                                       ----------     --------           -------
  Total other expenses ...............   302,717      164,452             42,291
Earnings before income tax
 provision (benefit) .................   157,576      120,399             (1,048)
Income tax provision (benefit) .......  (223,818)      49,078                178
                                       ----------     --------           -------
Earnings before minority interest.....   381,394       71,321             (1,226)
Minority interest ....................   118,660           --                 --
                                       ----------     --------           -------
 Net earnings ........................ $ 262,734      $71,321           ($ 1,226)
                                       ==========     ========           =======
Net earnings applicable to
 common shareholders:
 Net earnings ........................ $ 262,734      $71,321           ($ 1,226)
 Dividends declared on
  preferred stock ....................        --       (5,053)                --
                                       ----------     --------           -------
                                       $ 262,734      $66,268           ($ 1,226)
                                       ==========     ========           =======

                                                           PRO FORMA       REFINANCING
                                          ADJUSTMENTS        BEFORE        ADJUSTMENTS      PRO FORMA
                                            (NOTE D)      REFINANCING       (NOTE I)         COMBINED
                                       ----------------- ------------- ------------------ -------------
Interest income ......................   ($    5,129)   $1,753,731        ($    1,238)    $1,752,493
Interest expense .....................        (1,616)    1,183,932            (78,030)     1,177,175
                                                                               70,455
                                                                                  818
                                           ---------- ----------           ----------     ----------
 Net interest income .................        (3,513)      569,799              5,519       575,318
Provision for loan losses ............            --        17,083                 --        17,083
                                          ----------     ----------        ----------     ----------
 Net interest income after
  provision for loan losses ..........        (3,513)      552,716              5,519       558,235
Other income:
 Fee income ..........................        (4,068)      121,010                 --       121,010
 Gain (loss) on sale of loans,
  net ................................            --        36,920                 --        36,920
 Gain on sale of
  mortgage-backed securities,
  net ................................            --         5,155                 --         5,155
 Other income, net ...................            --        63,005                 --        63,005
                                          ----------     ----------        ----------     ----------
  Total other income .................        (4,068)      226,090                 --       226,090


Other expenses:
 Compensation and employee
  benefits ...........................            --       217,637                 --       217,637
 Occupancy expense, net ..............            --        60,899                 --        60,899
 Regulatory insurance ................            --         9,655                 --         9,655
 Advertising and promotion ...........            --        20,733                 --        20,733
 Furniture, fixtures and
  equipment ..........................            --         8,109                 --         8,109
 Other general and
  administrative expenses ............            --       148,527             (4,336)      146,945
                                                                                2,754
                                          ----------     ----------        ----------     ----------
  Total general and
   administrative expenses ...........            --       465,560             (1,582)      463,978
 Restructuring charges ...............            --         8,696                 --         8,696
 Legal expense--goodwill
  lawsuit ............................            --         9,068                 --         9,068
 Operations of real estate held
  for sale or investment .............            --            46                 --            46
 Operations of real estate
  acquired in settlement of
  loans ..............................            --        (7,071)                --        (7,071)
 Amortization of goodwill and
  other intangible assets ............         2,063        35,224                 --        35,224
                                          ----------     ----------        ----------     ----------
  Total other expenses ...............         2,063       511,523             (1,582)      509,941
Earnings before income tax
 provision (benefit) .................        (9,644)      267,283              7,101       274,384
Income tax provision (benefit) .......        46,572 (2)  (127,990)             2,982 (4)  (125,008)
                                          ----------     ----------        ----------     ----------
Earnings before minority interest.....       (56,216)      395,273              4,119       399,392
Minority interest ....................       (79,134)(3)    39,526            (26,456)(5)    13,070
                                          ----------     ----------        ----------     ----------
 Net earnings ........................    $   22,918     $ 355,747         $   30,575 (6) $ 386,322 (8)
                                          ==========     ==========        ============   ==========
Net earnings applicable to
 common shareholders:
 Net earnings ........................    $   22,918     $ 355,747         $   30,575     $ 386,322
 Dividends declared on
  preferred stock ....................            --        (5,053)                --        (5,053)
                                          ----------     ----------        ----------     ----------
                                          $   22,918     $ 350,694         $   30,575     $ 381,269
                                          ==========     ==========        ==========     ==========

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                               PARENT                                                    PRO FORMA    REFINANCING
                              HOLDINGS     GOLDEN STATE       CENFED      ADJUSTMENTS      BEFORE     ADJUSTMENTS   PRO FORMA
                            (HISTORICAL)   (HISTORICAL)   AND REDFED(1)     (NOTE D)    REFINANCING     (NOTE I)    COMBINED
                           -------------- -------------- --------------- ------------- ------------- ------------- ----------
Earnings per share:
 Basic ...................    $4.63 (7)    $   1.31                                     $   3.15                   $   3.42 (8)
 Diluted .................    $4.63 (7)    $   1.03                                     $   2.70                   $   2.93 (8)
  ighted average
 shares outstanding:
 Common shares ...........   56,714 (7)      54,124                                      111,344                    111,344
 Common shares
   and dilutive
   potential
   common shares .........   56,714 (7)      74,378                                      131,598                    131,598

----------
(1) Represents the CENFED Merger and the RedFed Merger, each accounted for as a purchase, together with related pro forma purchase accounting adjustments and the repurchase by Golden State of Golden State Common Stock in the open market in an amount equal to the number of shares to be issued in the RedFed Merger.

(2) The adjustment to income tax expense includes adjustments for nondeductible goodwill amortization and to adjust Parent Holdings' historical effective tax rate to 42%.

(3) Represents the exchange of Hunter's Glen minority interest in FNH for Golden State Common Stock and reflects a 42% effective tax rate related to the REIT Preferred Stock.

(4) Represents tax expense at 42% related to pro forma Refinancing adjustments.

(5)   Represents historical dividends paid related to the Cal Fed Preferred
      Stock.

(6) Does not reflect the extraordinary loss that will be realized as a result of the Refinancing. See Note I.

(7) Per share information for Parent Holdings reflects the number of shares of Golden State common stock issued to FGH and Hunter's Glen in connection with the Mergers.

(8) Proforma combined net earnings for the six months ended June 30, 1998 includes the recognition of a $250 million tax benefit, representing a reduction in the valuation allowance established against Parent Holdings' deferred tax asset. If this $250 million tax benefit is not considered, net earnings for the six months ended June 30, 1998 would be as follows (in thousands):

      Parent Holdings historical ..............................  $ 12,734

      Proforma before Refinancing .............................   105,747

      Proforma combined .......................................   136,322

      These net earnings would yield the following earnings per share:

                                                  Basic        Fully Diluted
                                                  -----        -------------
      Parent Holdings historical ...............  $0.22            $0.22

      Proforma before Refinancing ..............   0.90             0.80

      Proforma combined ........................   1.18             1.04


See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                             GOLDEN STATE BANCORP
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                   PARENT
                                  HOLDINGS     GOLDEN STATE       CENFED
                                (HISTORICAL)   (HISTORICAL)   AND REDFED(1)
                               -------------- -------------- ---------------
Interest income ..............   $2,127,490     $1,121,021       $236,033
Interest expense .............    1,498,417        711,807        147,953
                                 ----------     ----------       --------
 Net interest income .........      629,073        409,214         88,080
Provision for loan losses.....       79,800         12,015          7,139
                                 ----------     ----------       --------
 Net interest income
  after provision for
  loan losses ................      549,273        397,199         80,941
Other income:
 Fee income ..................      143,919         96,867         13,904
 Gain (loss) on sale of
  loans, net .................       24,721           (363)            16
 Gain (loss) on sale of
  mortgage-backed
  securities, net ............           --           (226)         2,029
 Other income, net ...........      171,054          1,217          1,249
                                 ----------     ----------       --------
  Total other income..........      339,694         97,495         17,198
Other expenses:
 Compensation and
  employee benefits ..........      256,448        124,693         29,450
 Occupancy expense,
  net ........................       81,914         33,468         12,832
 Regulatory insurance.........       10,680          8,949          2,433
 Advertising and
  promotion ..................       20,186         22,708          2,146
 Furniture, fixtures and
  equipment ..................           --         13,649             --
 Other general and
  administrative
  expenses ...................      235,492         71,221          9,719
                                 ----------     ----------       --------
  Total general and
   administrative
   expenses ..................      604,720        274,688         56,580
 SAIF special
  assessment .................           --         (3,153)            --
 Legal expense--
  goodwill lawsuit ...........           --         28,517             --
 Operations of real
  estate held for sale
  or investment ..............           --           (387)            --
 Operations of real
  estate acquired in
  settlement of loans.........       (3,304)         4,021          2,745
 Acquisition and
  restructuring charges                  --          2,487            397
 Amortization of
  goodwill and other
  intangible assets ..........       49,153          7,056          9,733
                                 ----------     ----------       --------
  Total other
   expenses ..................      650,569        313,229         69,455
Earnings before income
 tax provision ...............      238,398        181,465         28,684
Income tax provision .........       41,315         76,851         10,063
                                 ----------     ----------       --------
Earnings before minority
 interest ....................      197,083        104,614         18,621
Minority interest ............      131,851             --             --
                                 ----------     ----------       --------
 Net earnings ................   $   65,232     $  104,614       $ 18,621
                                 ==========     ==========       ========



                                                   PRO FORMA       REFINANCING
                                  ADJUSTMENTS        BEFORE        ADJUSTMENTS      PRO FORMA
                                    (NOTE D)      REFINANCING       (NOTE I)         COMBINED
                               ----------------- ------------- ------------------ -------------
Interest income ..............   $   (10,256)   $3,474,288        $    (2,475)   $3,471,813
Interest expense .............        (3,231)    2,354,946           (156,060)    2,341,432
                                                                      140,910
                                                                        1,636
                                 -----------     ----------       -----------     ----------
 Net interest income .........        (7,025)    1,119,342             11,039     1,130,381
Provision for loan losses.....            --        98,954                 --        98,954
                                 -----------     ----------       -----------     ----------
 Net interest income
  after provision for
  loan losses ................        (7,025)    1,020,388             11,039     1,031,427
Other income:
 Fee income ..................        (8,136)      246,554                 --       246,554
 Gain (loss) on sale of
  loans, net .................            --        24,374                 --        24,374
 Gain (loss) on sale of
  mortgage-backed
  securities, net ............            --         1,803                 --         1,803
 Other income, net ...........            --       173,520                 --       173,520
                                 -----------     ----------       -----------     ----------
  Total other income..........        (8,136)      446,251                 --       446,251
Other expenses:
 Compensation and
  employee benefits ..........            --       410,591                 --       410,591
 Occupancy expense,
  net ........................            --       128,214                 --       128,214
 Regulatory insurance.........            --        22,062                 --        22,062
 Advertising and
  promotion ..................            --        45,040                 --        45,040
 Furniture, fixtures and
  equipment ..................            --        13,649                 --        13,649
 Other general and
  administrative
  expenses ...................            --       316,432             (8,672)      313,267
                                                                        5,507
                                 -----------     ----------       -----------     ----------
  Total general and
   administrative
   expenses ..................            --       935,988             (3,165)      932,823
 SAIF special
  assessment .................            --        (3,153)                --        (3,153)
 Legal expense--
  goodwill lawsuit ...........            --        28,517                 --        28,517
 Operations of real
  estate held for sale
  or investment ..............            --          (387)                --          (387)
 Operations of real
  estate acquired in
  settlement of loans.........            --         3,462                 --         3,462
 Acquisition and
  restructuring charges                   --         2,884                 --         2,884
 Amortization of
  goodwill and other
  intangible assets ..........         4,125        70,067                 --        70,067
                                 -----------     ----------       -----------     ----------
  Total other
   expenses ..................         4,125     1,037,378             (3,165)    1,034,213
Earnings before income
 tax provision ...............       (19,286)      429,261             14,204       443,465
Income tax provision .........        73,089 (2)   201,318              5,966 (4)   207,284
                                 -----------     ----------       -----------     ----------
Earnings before minority
 interest ....................       (92,375)      227,943              8,238       236,181
Minority interest ............       (42,047)(3)    89,804            (52,912)(5)    36,892
                                 -----------     ----------       -----------     ----------
 Net earnings ................   $   (50,328)    $ 138,139        $    61,150 (6) $ 199,289
                                 ===========     ==========       =============   ==========

            See accompanying Notes to Unaudited Pro Forma Condensed
                        Combined Financial Statements.

                                   PARENT
                                  HOLDINGS     GOLDEN STATE       CENFED
                                (HISTORICAL)   (HISTORICAL)   AND REDFED(1)
                               -------------- -------------- ---------------
Net earnings (loss)
 applicable to common
 shareholders:
 Net earnings (loss) .........   $ 65,232       $ 104,614       $ 18,621
 Dividends declared on
  preferred stock ............         --         (10,110)            --
 Premium on exchange
  of preferred stock
  for common stock ...........         --            (241)            --
                                 ----------     ----------      --------
                                 $ 65,232       $  94,263       $ 18,621
                                 ==========     ==========      ========
Earnings (loss) per
 share:
 Basic .......................      $1.15 (7)   $    1.87
 Diluted .....................      $1.15 (7)   $    1.50
Weighted average shares
 outstanding;
 Common shares ...............     56,714 (7)      50,424
 Common shares and
  dilutive potential
  common shares ..............     56,714 (7)      69,432



                                               PRO FORMA    REFINANCING
                                ADJUSTMENTS      BEFORE     ADJUSTMENTS    PRO FORMA
                                  (NOTE D)    REFINANCING     (NOTE I)     COMBINED
                               ------------- ------------- ------------- ------------
Net earnings (loss)
 applicable to common
 shareholders:
 Net earnings (loss) .........  $  (50,328)    $ 138,139     $ 61,150    $ 199,289
 Dividends declared on
  preferred stock ............          --       (10,110)          --      (10,110)
 Premium on exchange
  of preferred stock
  for common stock ...........          --          (241)          --         (241)
                                ----------     ---------      -------     ----------
                                $  (50,328)    $ 127,788     $ 61,150    $ 188,938
                                ==========     =========      =======     ==========
Earnings (loss) per
 share:
 Basic .......................                 $    1.19                 $    1.76
 Diluted .....................                 $    1.09                 $    1.58
Weighted average shares
 outstanding;
 Common shares ...............                   107,138                   107,138
 Common shares and
  dilutive potential
  common shares ..............                   126,146                   126,146

----------
(1) Represents the CENFED Merger and the RedFed Merger, each accounted for as a purchase, together with related pro forma purchase accounting adjustments and the repurchase by Golden State of shares of Golden State Common Stock in the open market in an amount equal to the number of shares to be issued in the RedFed Merger.

(2) The adjustment to income tax expense includes adjustments for nondeductible goodwill amortization and to adjust Parent Holdings' historical effective tax rate to 42%.

(3) Represents the exchange of Hunter's Glen minority interest in FNH for Golden State Common Stock and reflects a 42% effective tax rate related to the REIT Preferred Stock.

(4) Represents tax expense at 42% related to pro forma refinancing adjustments.

(5)   Represents historical dividends paid related to the Cal Fed Preferred
      Stock.

(6) Does not reflect the extraordinary loss that will be realized as a result of the Refinancing. See Note I.

(7) Per share information for Parent Holdings reflects the number of shares of Golden State common stock issued to FGH and Hunter's Glen in connection with the Mergers.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                             GOLDEN STATE BANCORP
                         NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

      AS OF JUNE 30, 1998 AND FOR THE SIX MONTH AND TWELVE MONTH PERIODS
            ENDED JUNE 30, 1998 AND DECEMBER 31, 1997, RESPECTIVELY


NOTE A: BASIS OF PRESENTATION

     The Unaudited Pro Forma Condensed Combined Statement of Financial Condition combines the unaudited pro forma condensed combined statement of financial condition of RedFed and the historical consolidated statements of financial condition of Parent Holdings and Golden State as of June 30, 1998, as if the Mergers, the RedFed Merger and the Refinancing were consummated on June 30, 1998. The Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1998 combines the unaudited pro forma condensed combined statements of operations of CENFED and RedFed and the historical unaudited consolidated statements of operations of Parent Holdings and Golden State for the six months ended June 30, 1998, as if the Mergers, the RedFed Merger, the CENFED Merger and the Refinancing were consummated on January 1, 1997. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997 combines the pro forma condensed combined statements of operations of CENFED and RedFed and the historical statements of operations of Parent Holdings and Golden State as if the Mergers, the RedFed Merger, the CENFED Merger and the Refinancing were consummated on January 1, 1997. Certain items in the unaudited pro forma condensed combined financial statements related to Parent Holdings have been reclassified to conform to the Golden State presentation.

     The Mergers will be accounted for using the "purchase" method of accounting. Golden State is treated as the acquired corporation for financial reporting purposes. Golden State's assets, liabilities, and other items will be adjusted to their estimated fair value at the closing date of the Mergers and combined with the historical book values of the assets and liabilities of Parent Holdings. Applicable income tax effects of such adjustments are included as a component of the combined entity's deferred tax asset/liability. The difference between the estimated fair value of the assets, liabilities and other items, adjusted as discussed above, and the purchase price, is recorded as goodwill.

     For purposes of the Unaudited Pro Forma Condensed Combined Financial Statements, estimates relating to the fair value of certain assets, liabilities and other items have been made as of June 30, 1998. Actual adjustments will be made on the basis of actual assets, liabilities and other items as of the date of the respective mergers on the basis of appraisals and evaluations made as of that time and, therefore, actual fair value amounts are expected to differ from those reflected in the Unaudited Pro Forma Condensed Combined Financial Statements.

     It should be noted that management's expectations of cost savings and other operating efficiencies are not reflected in the Unaudited Pro Forma Condensed Combined Financial Statements. Further, it should be noted that net interest income may increase or decrease from historical levels based upon changes in the shape of the yield curve and current market conditions. The pro forma financial data do not necessarily reflect the results of operations or the financial position of Golden State that actually would have resulted had the Mergers, the RedFed Merger, the CENFED Merger and the Refinancing occurred at the dates indicated, or project the results of operations or financial position of Golden State for any future date or period.


NOTE B: PURCHASE PRICE

     The terms of the Agreement call for Golden State Stockholders to own 58 percent of the outstanding common stock of the combined entity, immediately after giving effect to the Mergers, on a fully-diluted basis (without giving effect to shares issuable pursuant to the Litigation Tracking Warrants (Trademark) or the issuance of Contingent Shares). The Agreement also provides for the contingent issuance to FGH and Hunter's Glen of additional shares of Golden State Common Stock in connection with (i) the use by Golden State of certain tax benefits of Parent Holdings and the realization of certain other potential tax benefits and liabilities of Golden State and Parent Holdings and
(ii) the receipt by the combined company of a net after-tax recovery in certain litigation, including a portion of the net recovery, if any, in the Cal Fed Goodwill Litigation against the United States government.

                             GOLDEN STATE BANCORP
                         NOTES TO UNAUDITED PRO FORMA
              CONDENSED COMBINED FINANCIAL STATEMENTS--(CONTINUED)

       AS OF JUNE 30, 1998 AND FOR THE SIX MONTH AND TWELVE MONTH PERIODS
            ENDED JUNE 30, 1998 AND DECEMBER 31, 1997, RESPECTIVELY

     Using the daily volume weighted average price of $18.875 and $4.776 for the fully diluted Golden State common stock and Litigation Tracking Warrants (Trade Mark) , respectively, for the three days ended September 10, 1998, Golden State's fully diluted outstanding shares as of June 30, 1998, applying the treasury stock method under Statement of Financial Accounting Standards No. 128, "Earnings Per Share," as required by the Agreement, would be as follows:


Golden State
------------
Common shares outstanding as of June 30, 1998 ........................................    55,485,151
Treasury shares to be issued as part of RedFed Merger ................................     4,565,534
Shares issuable pursuant to outstanding Series A Preferred Stock convertible to common
 stock (i) ...........................................................................    11,099,721
Shares issuable pursuant to outstanding 5 Year Warrants on common stock (ii) .........         1,278
Shares issuable pursuant to outstanding 7 Year Warrants on common stock (iii) ........     5,305,443
Shares issuable pursuant to outstanding Stock Options on common stock (iv) ...........       581,900
                                                                                          ----------
Total--fully diluted outstanding shares ..............................................    77,039,027
                                                                                         ===========

----------
(i) Based on 4,617,484 shares, each convertible into 2.404 shares of Golden State Common Stock.

(ii) Warrants convertible at an exchange rate of 10 warrants for one share of Golden State Common Stock.

(iii)      10,769,807 warrants with $12.00 exercise price per warrant.

(iv) Based on 2,778,508 stock options with a weighted average exercise price per share of Golden State Common Stock of $15.111.


Purchase Price:
Number of Golden State fully diluted outstanding shares .........      77,039,027
Price per share .................................................    x    $18.875
                                                                     ------------
 Purchase price (in thousands) ..................................    $  1,454,112
                                                                     ============

NOTE C: PURCHASE ACCOUNTING ADJUSTMENTS




                                                                                 (IN THOUSANDS)
                                                                                ---------------
Golden State stockholders' equity, giving effect to the RedFed Merger .......     $1,375,497
Goodwill due to the Mergers (Note D) ........................................         61,875
Fair value adjustments, net of taxes (Note D) ...............................         36,677
Merger costs, net of taxes (Note E) .........................................        (84,867)
Goodwill litigation proceeds participation (Note F) .........................         64,930
                                                                                  ----------
 Total purchase price .......................................................     $1,454,112
                                                                                  ==========

                             GOLDEN STATE BANCORP
                         NOTES TO UNAUDITED PRO FORMA
              CONDENSED COMBINED FINANCIAL STATEMENTS--(CONTINUED)

       AS OF JUNE 30, 1998 AND FOR THE SIX MONTH AND TWELVE MONTH PERIODS
            ENDED JUNE 30, 1998 AND DECEMBER 31, 1997, RESPECTIVELY

NOTE D: PURCHASE ACCOUNTING ADJUSTMENTS


     The estimated purchase accounting adjustments relating to the Mergers are detailed below:



                                     INTEREST-     MORTGAGE
                                      EARNING     SERVICING                  OTHER
                                       ASSETS       ASSETS     GOODWILL     ASSETS
                                   ------------- ----------- ------------ ----------
                                                    (IN THOUSANDS)
Purchase price in excess of
 Golden State's net
 stockholders' equity,
 giving effect to the
 RedFed Merger ...................   $      --    $     --    $  78,615    $     --
Fair value adjustments, net
 of taxes ........................      13,769      54,243      (36,677)         --
Merger costs, net of taxes
 (Note E) ........................          --          --       84,867      41,433
Other integration costs,
 net of taxes (Note E) ...........          --          --           --      31,065
Value of Golden State's
 retained participation in
 the Glendale Goodwill
 Litigation after issuance
 of the Litigation
 Tracking Warrants (Trademark)
 (Note F) ........................          --          --      (64,930)    111,948
Liability reflecting value of
 Golden State Common
 Stock to be distributed
 to FGH and Hunter's
 Glen in respect of their
 proportionate ownership
 of the Cal Fed Goodwill
 Litigation asset
 (Note G) ........................          --          --           --          --
Liability reflecting value of
 Golden State Common
 Stock to be distributed
 to FGH and Hunter's
 Glen upon use of Parent
 Holdings' pre-merger
 tax benefits (Note H) ...........          --          --           --          --
Dividend of tax benefits to
 FGH as a result of deconsolidation
 caused by the Mergers ...........          --          --           --          --
Conversion of minority
 interest triggered by the
 Mergers .........................          --          --           --          --
                                     ---------    --------    ---------    --------
                                     $  13,769    $ 54,243    $  61,875    $184,446
                                     =========    ========    =========    ========
IMPACT ON PRE-TAX
 EARNINGS FOR:
Six months ended June 30,
 1998.............................   $  (5,129)   $ (4,068)   $  (2,063)   $     --
Year ended December 31,
 1997.............................   $ (10,256)   $ (8,136)   $  (4,125)   $     --



                                     INTEREST-
                                      BEARING        OTHER        MINORITY    STOCKHOLDERS'
                                    LIABILITIES   LIABILITIES     INTEREST       EQUITY
                                   ------------- ------------- ------------- --------------
                                                        (IN THOUSANDS)
Purchase price in excess of
 Golden State's net
 stockholders' equity,
 giving effect to the
 RedFed Merger ...................   $      --      $     --    $       --     $   78,615
Fair value adjustments, net
 of taxes ........................       4,775        26,560            --             --
Merger costs, net of taxes
 (Note E) ........................          --       126,300            --             --
Other integration costs,
 net of taxes (Note E) ...........          --        73,700            --        (42,635)
Value of Golden State's
 retained participation in
 the Glendale Goodwill
 Litigation after issuance
 of the Litigation
 Tracking Warrants (Trademark)
 (Note F) ........................          --        47,018            --             --
Liability reflecting value of
 Golden State Common
 Stock to be distributed
 to FGH and Hunter's
 Glen in respect of their
 proportionate ownership
 of the Cal Fed Goodwill
 Litigation asset
 (Note G) ........................          --        52,982            --        (52,982)
Liability reflecting value of
 Golden State Common
 Stock to be distributed
 to FGH and Hunter's
 Glen upon use of Parent
 Holdings' pre-merger
 tax benefits (Note H) ...........          --       154,000            --       (154,000)
Dividend of tax benefits
 to FGH as a result of
 deconsolidation caused by
 the Mergers .....................          --       290,000            --       (290,000)
Conversion of minority
 interest triggered by the
 Mergers .........................          --            --      (227,671)       227,671
                                     ---------      --------    ----------     ----------
                                     $   4,775      $770,560    $ (227,671)    $ (233,331)
                                     =========      ========    ==========     ==========
IMPACT ON PRE-TAX
 EARNINGS FOR:                                                                   TOTAL
                                                                               ----------
Six months ended June 30,
 1998.............................   $   1,616      $     --    $       --     $   (9,644)
                                                                               ==========
Year ended December 31,
 1997.............................   $   3,231      $     --    $       --     $  (19,286)
                                                                               ==========

                             GOLDEN STATE BANCORP
                         NOTES TO UNAUDITED PRO FORMA
              CONDENSED COMBINED FINANCIAL STATEMENTS--(CONTINUED)

       AS OF JUNE 30, 1998 AND FOR THE SIX MONTH AND TWELVE MONTH PERIODS
            ENDED JUNE 30, 1998 AND DECEMBER 31, 1997, RESPECTIVELY


                                                          IMPACT ON PRE-TAX EARNINGS
                                                     ------------------------------------
                                                        SIX MONTHS            YEAR
                                                          ENDED               ENDED
                                          AMOUNT      JUNE 30, 1998     DECEMBER 31, 1997
                                        ----------   ---------------   ------------------
                                                         (IN THOUSANDS)
Interest-Earning Assets:
 Loans receivable, net ..............    $ 6,807        $ (4,144)          $  (8,287)
 Mortgage-backed securities .........      6,962            (985)             (1,969)
                                         -------        --------           ---------
                                         $13,769        $ (5,129)          $ (10,256)
                                         =======        ========           =========
Interest-Bearing Liabilities
 Deposits ...........................    $ 2,588        $    599           $   1,198
 Borrowings from the FHLB ...........      1,194             520               1,040
 Other borrowings ...................        993             497                 993
                                         -------        --------           ---------
                                         $ 4,775        $  1,616           $   3,231
                                         =======        ========           =========

     Premiums relating to mortgage-backed securities and loans receivable are amortized to interest income using an interest method over the weighted average life of the related asset. The premium on mortgage servicing assets is amortized in proportion to, and over the period of, estimated net servicing income. Goodwill is amortized on the straight line basis over fifteen years. Premiums relating to deposits and borrowings are amortized to interest expense using an interest method over the weighted average life of the related liability.

NOTE E: MERGER AND INTEGRATION COSTS

     The table below reflects Golden State's current estimate, for purposes of pro forma presentation, of the aggregate merger and integration costs, net of taxes, expected to be incurred in connection with the Mergers. While a portion of these costs may be required to be recognized in the combined entity's results of operations as incurred, the current estimate of these costs has been reflected in the pro forma condensed combined statement of financial condition to disclose the effect of these activities on Golden State's pro forma condensed combined financial position.



                                                                                 RELATED
                                                                      GROSS        TAX          NET
                                                                      COSTS      BENEFIT       COSTS
                                                                   ----------   ---------   ----------
                                                                             (IN THOUSANDS)
Merger costs:
 Severance costs ...............................................    $ 55,000     $23,183     $ 31,817
 Contract termination costs ....................................      23,100       9,737       13,363
 Investment banking, legal and other professional fees .........      40,000       5,058       34,942
 Benefit plan termination costs ................................       5,000       2,107        2,893
 Branch consolidation costs ....................................       3,200       1,348        1,852
                                                                    --------     -------     --------
   Subtotal--merger costs included in the allocation of
    the purchase price .........................................     126,300      41,433       84,867
                                                                    --------     -------     --------
Other Integration costs:
 Conversion costs ..............................................      27,900      11,760       16,140
 Branch consolidation costs ....................................       9,600       4,046        5,554
 Transition staffing expenses ..................................      17,000       7,166        9,834
 Officer benefits ..............................................      10,000       4,215        5,785
 Other costs ...................................................       9,200       3,878        5,322
                                                                    --------     -------     --------
   Subtotal--other integration costs reflected as an
    adjustment to stockholders' equity .........................      73,700      31,065       42,635
                                                                    --------     -------     --------
Total merger and integration costs .............................    $200,000     $72,498     $127,502
                                                                    ========     =======     ========

                             GOLDEN STATE BANCORP
                         NOTES TO UNAUDITED PRO FORMA
              CONDENSED COMBINED FINANCIAL STATEMENTS--(CONTINUED)

       AS OF JUNE 30, 1998 AND FOR THE SIX MONTH AND TWELVE MONTH PERIODS
            ENDED JUNE 30, 1998 AND DECEMBER 31, 1997, RESPECTIVELY

     Golden State's cost estimates are forward looking statements. While the costs represent management's current estimate of merger and integration costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration plan to be completed in the coming months; the types and amounts of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining its current estimate of these costs.


NOTE F: LITIGATION TRACKING WARRANTS (TRADEMARK)

     Represents the estimated fair value of the 15% interest in the after-tax recovery, if any, in the Glendale Goodwill Litigation to be excluded in calculating the number of shares issuable upon exercise of the Litigation Tracking Warrants (Trademark) , as follows:



                                                                                              (DOLLARS IN THOUSANDS,
                                                                                              EXCEPT PER SHARE DATA)
                                                                                             -----------------------
Fully diluted Litigation Tracking Warrants (Trade Mark)  outstanding as of June 30, 1998 .          77,039,027
Daily volume weighted average price of Litigation Tracking Warrants (Trade Mark)  for the
 three days ended September 10, 1998 .....................................................        $     4.776
                                                                                                  ------------
Market value of Litigation Tracking Warrants (Trade Mark)  ...............................        $    367,938
Percent of Goodwill Litigation owned by Litigation Tracking Warrants (Trade Mark) Holders                   85%
                                                                                                  ------------
Total market value of Glendale Goodwill Litigation .......................................        $    432,869
Percent of Glendale Goodwill Litigation owned by Golden State ............................                  15%
                                                                                                  ------------
Estimated fair value of Glendale Goodwill Litigation owned by Golden State ...............        $     64,930
                                                                                                  ============

     The amount of the litigation proceeds reflected above is provided for illustrative purposes only. Such amount does not necessarily represent management's evaluation of the likely outcome of the Glendale Goodwill Litigation.


NOTE G: GOODWILL EQUALIZATION ADJUSTMENT

     As part of the Agreement, FGH and Hunter's Glen will receive, after a final resolution of the Cal Fed Goodwill Litigation, additional Golden State Common Stock in an amount equal to the net after-tax proceeds, if any, from that litigation, net of (i) the amount paid to holders of the CALGZs and the CALGLs and (ii) an amount equal to the 15% of the net after-tax recovery in the Glendale Goodwill Litigation to be excluded for purposes of calculating the number of shares of Golden State Common Stock issuable upon exercise of the Litigation Tracking Warrants (Trademark) , adjusted to reflect the pro forma ownership interest of FGH and Hunter's Glen in the combined company at the time of the Mergers. The estimated pre-tax difference between the amount calculated pursuant to the preceding sentence and the amount of the Cal Fed Goodwill Litigation asset as of June 30, 1998, $91 million, will be recorded as a liability. The combined entity will reflect an offsetting benefit to deferred taxes of $38 million and a $53 million reduction to stockholders' equity.


NOTE H: INCOME TAX BENEFITS

     As part of the Agreement, FGH and Hunter's Glen will receive additional Golden State Common Stock in the amount of the Federal Net Tax Benefits. The portion of the related tax benefits currently recognized as deferred tax assets on the books of Parent Holdings is approximately $154 million. The pro forma adjustment reflects this transaction in a manner similar to a dividend, resulting in a reduction to stockholders' equity and an increase in other liabilities. The historical financial statements of Parent Holdings and pro forma adjustments have been adjusted to reflect a 42% tax rate as all the Federal Net Tax Benefits will accrue to the benefit of FGH and Hunter's Glen.

                             GOLDEN STATE BANCORP
                         NOTES TO UNAUDITED PRO FORMA
              CONDENSED COMBINED FINANCIAL STATEMENTS--(CONTINUED)

       AS OF JUNE 30, 1998 AND FOR THE SIX MONTH AND TWELVE MONTH PERIODS
            ENDED JUNE 30, 1998 AND DECEMBER 31, 1997, RESPECTIVELY


NOTE I: REFINANCING ADJUSTMENTS


     In connection with the Refinancing, Parent Holdings and FNH will make offers to purchase or will redeem the following issues of debt and preferred stock (dollars in thousands):



                                                                              IMPACT ON PRE-TAX EARNINGS
                                                                             ----------------------------
                                                                                   SIX MONTHS ENDED
                                                   AT JUNE 30, 1998                 JUNE 30, 1998
                                           --------------------------------- ----------------------------
                                               PRINCIPAL                      INTEREST   AMORTIZATION OF
                                            OR LIQUIDATION      DEFERRED      EXPENSE/       DEFERRED
                                              PREFERENCE     ISSUANCE COSTS   DIVIDEND    ISSUANCE COSTS
                                           ---------------- ---------------- ---------- -----------------
Parent Holdings 12 1/2% Senior Notes .....    $  455,000         $14,068      $28,438         $1,000
 Remaining Original Issue
   Discount ..............................        (3,535)             --          408             --
FNH 12 1/4% Senior Notes .................       200,000           9,704       12,250          1,482
FNH 9 1/8% Senior Subordinated
 Notes ...................................       140,000           4,457        6,387            426
FNH 10 5/8% Senior Subordinated
 Notes ...................................       575,000          14,686       30,547          1,428
                                              ----------         -------      -------         ------
Total Debt Reduction .....................    $1,366,465         $42,915      $78,030         $4,336
                                              ==========         =======      =======         ======
Cal Fed 11 1/2% Preferred Stock ..........       300,730                       17,292
Cal Fed 10 5/8% Preferred Stock ..........       172,500                        9,164
 plus: Accrued and Unpaid
   Dividends .............................        13,228                           --
                                              ----------                      -------
Total Preferred Stock Reduction
 (Minority Interest) .....................    $  486,458                      $26,456
                                              ==========                      =======



                                           IMPACT ON PRE-TAX EARNINGS
                                           ---------------------------
                                                   YEAR ENDED
                                                DECEMBER 31, 1997
                                           ---------------------------
                                            INTEREST   AMORTIZATION OF
                                            EXPENSE/      DEFERRED
                                            DIVIDEND   ISSUANCE COSTS
                                           ---------- ----------------
Parent Holdings 12 1/2% Senior Notes .....  $ 56,875       $2,000
 Remaining Original Issue
   Discount ..............................       816           --
FNH 12 1/4% Senior Notes .................    24,500        2,964
FNH 9 1/8% Senior Subordinated
 Notes ...................................    12,775          852
FNH 10 5/8% Senior Subordinated
 Notes ...................................    61,094        2,856
                                            --------       ------
Total Debt Reduction .....................  $156,060       $8,672
                                            ========       ======
Cal Fed 11 1/2% Preferred Stock ..........    34,584
Cal Fed 10 5/8% Preferred Stock ..........    18,328
 plus: Accrued and Unpaid
   Dividends .............................        --
                                            --------
Total Preferred Stock Reduction
 (Minority Interest) .....................  $ 52,912
                                            ========

     The deferred issuance costs and discount reflected above, net of taxes of approximately $19,579, will be written off as part of the Refinancing. These items and the premiums paid will be reflected as an "extraordinary item--early extinguishment of debt" on the financial statements of Parent Holdings in an amount totalling approximately $183,979 on an after-tax basis.

     The following debt was issued (in thousands):

                                                                                     IMPACT ON PRE-TAX EARNINGS
                                                                      --------------------------------------------------------
                                                                            SIX MONTHS ENDED               YEAR ENDED
                                                                             JUNE 30, 1998              DECEMBER 31, 1997
                                                                      ---------------------------- ---------------------------
                                                                                  AMORTIZATION OF              AMORTIZATION OF
                                                         DEFERRED      INTEREST       DEFERRED      INTEREST      DEFERRED
                                         PRINCIPAL    ISSUANCE COSTS    EXPENSE    ISSUANCE COSTS    EXPENSE   ISSUANCE COSTS
                                       ------------- ---------------- ---------- ----------------- ---------- ----------------
Total New Notes in multiple-tranche
 transaction-- 7.0455% aggregate
 yield, net of original issue discount
 of $6,081............................  $1,993,919        $28,625      $70,455         $2,754       $140,910       $5,507
                                        ==========        =======      =======         ======       ========       ======

                             GOLDEN STATE BANCORP
                         NOTES TO UNAUDITED PRO FORMA
              CONDENSED COMBINED FINANCIAL STATEMENTS--(CONTINUED)

       AS OF JUNE 30, 1998 AND FOR THE SIX MONTH AND TWELVE MONTH PERIODS
            ENDED JUNE 30, 1998 AND DECEMBER 31, 1997, RESPECTIVELY

     The use of proceeds from the Refinancing is estimated as follows (in thousands):


Sale of New Notes ......................................................                $  1,993,919
FNH Debt Offers:
 FNH 12 1/4% Senior Notes ..............................................   200,000
 FNH 9 1/8% Senior Subordinated Notes ..................................   140,000
 FNH 10 5/8% Senior Subordinated Notes .................................   575,000
Cal Fed Preferred Stock Offers:
 Cal Fed 11 1/2% Preferred Stock .......................................   300,730
 Cal Fed 10 5/8% Preferred Stock .......................................   172,500        (1,388,230)
                                                                           -------
Parent Holdings Defeasance:
 FNPH 12 1/2% Senior Notes .............................................                    (455,000)
Premiums, Fees and Other Expenses (net of taxes) .......................                    (195,691)
                                                                                        ------------
Net Cash Payment to be made by Golden State Holdings (from Cal Fed
 dividend) .............................................................                $    (45,002)
                                                                                        ============

     At an assumed rate of 5.5%, the net cash payment made of $45,002 would reduce pre-tax earnings by approximately $1,238 and $2,475 for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively.


     The hedging transaction effected under the Rate Lock Agreements resulted in a net loss of approximately $9,958, which will be deferred and amortized over the life of the related Fixed Rate New Notes through interest expense. This amortization will reduce pre-tax earnings by approximately $818 and $1,636 for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively.


     There can be no assurance that all of the outstanding FNH Notes and Cal Fed Preferred Stock will be purchased in connection with the Refinancing. The pro forma financial results assume that 100% of the outstanding principal amount of the FNH Notes and all of the Cal Fed Preferred Stock is purchased in the Refinancing. If FNH does not purchase all of the outstanding Cal Fed 11 1/2% and 10 5/8% Preferred Stock, Golden State Holdings intends to cause Cal Fed to redeem any remaining Cal Fed 10 5/8% Preferred Stock on April 1, 1999 and any remaining Cal Fed 11 1/2% Preferred Stock on September 1, 1999 (which are the respective dates on which each series of such Preferred Stock first becomes redeemable). As shown below, pro forma results will vary if less than 100% of the FNH Notes or Cal Fed Preferred Stock is purchased and excess proceeds from the Refinancing invested at 5.5% (dollars in thousands, except per share data):




   PERCENT OFFERED
     TO PURCHASE                  INCREASE IN NET EARNINGS                        AT JUNE 30, 1998
---------------------   --------------------------------------------   ---------------------------------------
            CAL FED
  FNH      PREFERRED        FOR SIX MONTHS          FOR YEAR ENDED      BOOK VALUE PER     TANGIBLE BOOK VALUE
 NOTES       STOCK       ENDED JUNE 30, 1998      DECEMBER 31, 1997      COMMON SHARE       PER COMMON SHARE
-------   -----------   ----------------------   -------------------   ----------------   --------------------
100%         100%            $30,575                  $61,150               $11.62                $3.18
 95%         80%              26,378                   52,755                11.83                 3.39
 90%         75%              24,801                   49,602                11.92                 3.48
 80%         65%              21,618                   43,239                12.09                 3.64


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